UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 29, 2015

INSITE VISION INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	000-22332	94-3015807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

965 Atlantic Ave.

Alameda, California 94501

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (510) 865-8800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On January 29, 2015, InSite Vision Incorporated (the “InSite”) entered into a license agreement (the “License Agreement”) with Nicox S.A., a France-based publicly traded company (“Nicox”), for the development and commercialization of InSite’s ophthalmic therapeutic products AzaSite® (1% azithromycin), AzaSite XtraTM (2% azithromycin) and BromSiteTM (0.075% bromfenac) all formulated in InSite’s DuraSite® drug delivery system. The agreement grants Nicox exclusive rights to commercialize all three products in Europe (including Eastern Europe), Middle East and Africa (EMEA).

Under the terms of the License Agreement, InSite received an upfront payment of $3.0 million and could potentially receive up to $13.75 million in milestone payments for various product approvals and sales milestones for the subject products. Upon product launch, InSite will also receive tiered, mid-single digit to double-digit royalties.

The above description of the License Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the License Agreement, a copy of which will be filed with InSite’s Annual Report on Form 10-K for the year ended December 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 4, 2015

INSITE VISION INCORPORATED

By:	/s/ Louis Drapeau
Name: Louis Drapeau
Title: Vice President and Chief Financial Officer